Exhibit 10.1

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

POLAR POWER, INC.

Convertible Promissory Note

Dated: June 30, 2026 (the “Issuance Date”)	$275,000.00

FOR VALUE RECEIVED, POLAR POWER, INC., a corporation incorporated under the laws of the State of Delaware (hereinafter called the “Maker” or the “Company”), hereby promises to pay to the order of Mayers Ventures LLC, a limited liability company organized and existing under the laws of Nevada, or registered assigns (the “Holder”) the principal sum of Two Hundred Seventy Five Thousand and Zero/100 United States Dollars ($275,000.00) (the “Principal Amount”) pursuant to the terms of this Convertible Promissory Note (this “Note”). The consideration to the Maker for this Note is Two Hundred Fifty Thousand and Zero/100 United States Dollars ($250,000.00) (the “Consideration”) in United States currency, due to the original issuance discount of 10% (the “OID”), equating to Twenty Five Thousand and Zero/100 United States Dollars ($25,000.00).

The maturity date of this Note shall be December 30, 2027 (the “Maturity Date”) and is the date upon which the Principal Amount and all outstanding but unpaid interest thereon shall be due and payable unless otherwise accelerated pursuant to the terms of this Note.

This Note may not be repaid in whole or in part except as otherwise explicitly set forth herein.

All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder set forth in Section 6.1 hereof or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account designated in writing by Holder to the Maker.

ARTICLE 1

1.1 Transaction Documents. This Note has been executed and delivered by the Maker as a standalone obligation and is not issued pursuant to, or subject to, any securities purchase agreement, note purchase agreement or similar agreement. As used herein, “Transaction Documents” means this Note, the Subordination Agreements and any security agreement, financing statement or other document executed and delivered by the Maker in connection with the Springing Lien (as defined in Section 2.7 hereof), in each case as amended, restated, supplemented or otherwise modified from time to time.

ARTICLE 2

2.1 Interest.

2.1.1 During the term of this Note, interest shall accrue on the Outstanding Principal Balance at a rate of ten percent (10%) per annum, paid in kind (“PIK Interest”). PIK Interest shall accrue and be capitalized to the Outstanding Principal Balance on a monthly basis. No cash interest payments shall be required except as set forth in Section 2.1.2.

2.1.2 If any amount payable by the Company under any Transaction Document is not paid when due, such amount shall thereafter bear interest at the Past Due Rate (as hereinafter defined) to the fullest extent permitted by applicable law. In addition, following any Event of Default, any Outstanding Principal Balance shall bear interest at the Past Due Rate (the “Default Interest”). In either case, accrued and unpaid Default Interest or past due amounts (including interest on past due Interest) shall be due and payable on demand, at a rate per annum equal to eighteen percent (18%) compounded annually and computed on the basis of a 360-day year (the “Past Due Rate”). Notwithstanding anything to the contrary herein, in no event shall any interest, charge, or other amount contracted for, charged, taken, reserved, or received under this Note that is treated as interest under applicable law exceed the maximum rate permitted by applicable law. Any amount collected in excess of such maximum rate shall be automatically reduced to such maximum rate.

2.2 Prepayment. At any time after the Issuance Date and provided that no Event of Default has occurred, the Maker may repay all or any portion of the Outstanding Principal Amount upon at least ten (10) Trading Days’ written notice (the “Prepayment Notice Period”) to the Holder (the “Prepayment Notice”) by paying an amount equal to 115% of the Principal Amount then being prepaid (representing a 10% prepayment premium payable to the Holder which shall not constitute a principal repayment). Notwithstanding the foregoing, if the Maker elects to prepay this Note pursuant to the provisions of this Section 2.2, the Holder shall continue to have the right to issue a Conversion Notice, or Conversion Notices, in accordance with Section 4.1 hereof, specifying the Principal Amount that the Holder will convert.

2.3 Payment on Non-Business Days. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day.

2.4 Transfer. This Note may be transferred or sold, subject to the provisions of Section 6.8 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder. The Holder may also pledge, hypothecate or otherwise grant a security interest in this Note. Any permitted assignee or transferee shall succeed to the rights and obligations of the Holder under this Note to the extent of the interest assigned or transferred.

2.5 Replacement. Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

2.6 Use of Proceeds. The Maker shall use the proceeds of this Note for working capital and general corporate purposes.

2.7 Status of Note. This Note is a senior unsecured obligation of the Maker. The obligations of the Maker under this Note are not secured by any lien on, or security interest in, any assets of the Company as of the Issuance Date and are not subject to any security agreement. Notwithstanding the foregoing, at such time as (a) the Holder, Pinnacle Bank, N.A. and the Company enter into the Pinnacle Subordination Agreement and (b) the Holder, Monroe Street Partners, LP and the Company enter into the Monroe Subordination Agreement , the obligations of the Maker under this Note shall automatically become secured by a lien on the assets of the Company described therein (the “Springing Lien”), and the Maker shall promptly execute and deliver such security agreements, financing statements and other documents as the Holder may reasonably request to grant and perfect the Springing Lien, which Springing Lien shall be subordinated to the liens of Pinnacle Bank, N.A. and Monroe Street Partners, LP, as the senior secured lenders on the terms set forth in the applicable Subordination Agreements. The obligations of the Maker under this Note shall rank senior to all other existing Indebtedness and equity of the Company, subject in all cases to the Subordination Agreements. Upon any Liquidation Event (as hereinafter defined), but subject in all cases to the Subordination Agreements, the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any Indebtedness of the Maker or any class of shares of the Maker, an amount equal to the sum of the Outstanding Principal Amount. For purposes of this Note, “Liquidation Event” means a liquidation pursuant to a filing of a petition for bankruptcy under applicable law or any other insolvency or debtor’s relief, an assignment for the benefit of creditors, or a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Maker.

ARTICLE 3

3.1 Events of Default. An “Event of Default” under this Note shall mean the occurrence of any of the events described below (unless the Event of Default is waived in writing by the Holder):

(a) Following a three (3) Business Day opportunity to cure, any default in the payment of (i) the Principal Amount hereunder when due; or (ii) interest as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise);

(b) the Maker shall fail to observe or perform any other material covenant, condition or agreement contained in this Note or any Transaction Document;

(c) the Maker’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 4.6(a) hereof) or its intention not to comply with proper requests for conversion of this Note into Common Stock;

(d) the Maker shall fail to (i) timely deliver the Common Stock as and when required in Section 4.2; or (ii) make the payment of any fees and/or liquidated damages under this Note or the other Transaction Documents;

(e) at any time the Maker shall fail to have the Required Minimum of Common Stock authorized, reserved and available for issuance to satisfy the potential conversion in full (disregarding for this purpose any and all limitations of any kind on such conversion) of this Note;

(f) any representation or warranty made by the Maker in this Note or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made or deemed to be made;

(g) the Maker shall (A) default in any payment of any amount or amounts of principal of or interest (if any) on any Indebtedness (other than the Indebtedness hereunder), the aggregate principal amount of which Indebtedness is in excess of $500,000 (or its equivalent in the relevant currency of payment) or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, in each case, prior to the expiration of the grace period provided in such Indebtedness on the date of such Indebtedness;

(h) the Maker shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

(i) a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days;

(j) one or more final judgments, settlements, or orders for the payment of money aggregating in excess of $500,000 (or its equivalent in the relevant currency of payment) are rendered against or entered into against the Company, where such judgment, settlement or order is not discharged or stayed within sixty (60) days;

(k) the failure of the Maker to instruct its transfer agent to remove any legends from the Common Stock and issue such unlegended certificates to the Holder within two (2) Trading Days of the Holder’s lawful request so long as the Holder has provided reasonable assurances to the Maker that such Common Stock can be sold pursuant to Rule 144 or any other applicable exemption;

(l) the Maker’s Common Stock is no longer publicly traded or cease to be listed on the Trading Market or, after the six month anniversary of the Issuance Date, any Investor Shares may not be immediately resold under Rule 144 without restriction on the number of shares to be sold or manner of sale, unless such Investor Shares have been registered for resale under the 1933 Act and may be sold without restriction;

(m) the Maker consummates a “going private” transaction and as a result Common Stock is no longer registered under Sections 12(b) or 12(g) of the 1934 Act;

(n) there shall be any SEC or judicial stop trade order or trading suspension stop-order or any restriction in place with the transfer agent for the Common Stock restricting the trading of such shares of Common Stock for a period that is in excess of five (5) Trading Days;

(o) the Depository Trust Company places any restrictions on transactions in the Common Stock or the Common Stock is no longer tradeable through the Depository Trust Company Fast Automated Securities Transfer program;

(p) following the date that the Effectiveness Date was required to occur pursuant to the Registration Rights Agreement, the Maker shall fail to comply with the reporting requirements of the 1934 Act (including but not limited to becoming delinquent in its filings); and/or the Maker shall cease to be subject to the reporting requirements of the 1934 Act for a period of ten (10) or more Business Days; or

(q) the occurrence of a Material Adverse Effect in respect of the Maker which would reasonably be considered to substantially impair the ability of the Maker to satisfy its obligations in the Transaction Documents.

3.2 Remedies Upon an Event of Default.

(a) Upon the occurrence of any Event of Default that has not been remedied within (i) two (2) Business Days for an Event of Default occurring by the Company’s failure to comply with Section 4.2 of this Note, or (ii) five (5) Business Days for all other Events of Default; provided, however, that there shall be no cure period for an Event of Default described in Section 3.1(h), or 3.1(i), the Maker shall be obligated to pay to the Holder the Mandatory Default Amount, which Mandatory Default Amount shall be earned by the Holder on the date the Event of Default giving rise thereto occurs and shall be due and payable on the earlier to occur of the Maturity Date, upon conversion, redemption or prepayment of this Note or the date on which all amounts owing hereunder have been accelerated in accordance with the terms hereof.

(b) Upon the occurrence of any Event of Default, the Maker shall, as promptly as possible but in any event within two (2) Business Days of the occurrence of such Event of Default, notify the Holder of the occurrence of such Event of Default, describing the event or factual situation giving rise to the Event of Default and specifying the relevant subsections of Section 3.1 hereof under which such Event of Default has occurred.

(c) If an Event of Default shall have occurred and shall not have been remedied within (i) two (2) Business Days for an Event of Default occurring by the Company’s failure to comply with Section 4.2 of this Note, or (ii) five (5) Business Days for all other Events of Default; provided, however, that there shall be no cure period for an Event of Default described in Section 3.1(h), or 3.1(i), the Holder may at any time at its option declare all or a portion of the Mandatory Default Amount due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; provided, however, that upon the occurrence of an Event of Default described above, the Holder, in its sole and absolute discretion, may: (a) from time-to-time demand that all or a portion of the Mandatory Default Amount be converted into Common Stock at a price per share equal to the lesser of (i) the then applicable Conversion Price and (ii) the then applicable Event of Default Discount Price. For purposes of this Note, “Event of Default Discount Price” shall mean the lowest daily VWAP in the fifteen (15) Trading Days ending on the date of the delivery of the applicable Conversion Notice multiplied by eighty percent (80%). Upon the occurrence of an Event of Default described in clauses Sections 3.1(h) or (i) above, the Mandatory Default Amount shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Maker. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the rights of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE 4 Conversion.

4.1 Conversion. This Note shall be convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable Common Stock as is determined by dividing (x) that portion identified by the Maker of (A) the Outstanding Principal Amount, plus (B) accrued and unpaid interest with respect to such Outstanding Principal Amount of this Note and any other amounts owing under this Note or the Transaction Documents (the “Conversion Amount”) by (y) the Conversion Price then in effect on the date on which the Holder delivers a notice of conversion, in substantially the form attached hereto as Exhibit A (the “Conversion Notice”), in accordance with this Section 4.1 to the Maker. The Holder shall deliver this Note to the Maker at the address designated in Section 6.1 hereof at any such time that this Note is converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of the date of such conversion (each, a “Conversion Date”).

The “Conversion Price” means the lowest daily VWAP in the seven (7) Trading Days ending on the date of the delivery of the applicable Conversion Notice multiplied by ninety percent (90%); provided, that the Conversion Price shall not be less than the Floor Price while the Common Stock is listed on the Trading Market. In the event of the Conversion Floor Price Condition, on the applicable Conversion Date the Outstanding Principal Amount of this Note shall automatically increase by the applicable Conversion Floor Amount; provided, that any increase in the Outstanding Principal Amount pursuant to this paragraph, and any shares of Common Stock issuable in respect thereof, shall remain subject in all respects to the Exchange Cap until Shareholder Approval has been obtained.

4.2 Delivery of Conversion Shares. As soon as practicable after any conversion or payment of any amount due hereunder in the form of Common Stock in accordance with this Note, and in any event within one (1) Trading Day thereafter (such date, the “Share Delivery Date”), the Maker shall, at its expense, cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, book-entry statements evidencing the number of fully paid and non-assessable Common Stock to which the Holder shall be entitled on such conversion or payment (the “Conversion Shares”), in the applicable denominations based on the applicable conversion or payment; provided that, if the Common Stock is then DWAC Eligible and such Common Stock issuable upon conversion of this Note have been registered for resale pursuant to an effective registration statement under the 1933 Act, upon request of the Holder, the Company shall cause its transfer agent to electronically transmit such Common Stock issuable upon conversion of this Note to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for book-entry statements shall apply) as instructed by the Holder (or its designee). In the event that the Maker fails to comply with its obligations under this Section 4.2, a liquidated damages charge of 1% of the Outstanding Principal Balance of this Note will be assessed and will become immediately due and payable each month while such failure remains uncured to the Holder at its election in the form of a cash payment or added to the balance of this Note.

4.3 Caps on Conversion Shares. Notwithstanding anything to the contrary contained herein, the Holder shall not be entitled to receive shares representing Equity Interests upon conversion of this Note to the extent (but only to the extent) that:

(a) Ownership Cap. Such exercise or receipt would cause the Holder Group (as defined below) to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Maximum Percentage (as defined below) of the Equity Interests of such class that are outstanding at such time. Any purported delivery of Equity Interests in connection with the conversion of this Note prior to the termination of this restriction in accordance herewith shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the Holder Group becoming the beneficial owner of more than the Maximum Percentage of the Equity Interests of a class that is registered under the 1934 Act that is outstanding at such time. If any delivery of Equity Interests owed to the Holder following conversion of this Note is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such Equity Interests as promptly as practicable after the Holder gives notice to the Company that such delivery would not result in such limitation being triggered or upon termination of the restriction in accordance with the terms hereof; provided that no liquidated damages will be assessed or become due and payable pursuant to Section 4.2 hereof with respect to any such Equity Interests not being delivered solely as a result of this limitation. To the extent limitations contained in this Section 4.3(a) apply, the determination of whether this Note is convertible and of which portion of this Note is convertible shall be the sole responsibility and in the sole determination of the Holder, and the submission of a notice of conversion shall be deemed to constitute the Holder’s determination that the issuance of the full number of Conversion Shares requested in the notice of conversion is permitted hereunder, and the Company shall not have any obligation to verify or confirm the accuracy of such determination. For purposes of this Section 4.3, (i) the term “Maximum Percentage” shall mean 9.99%; and (ii) the term “Holder Group” shall mean the Holder plus any other Person with which the Holder is considered to be part of a group under Section 13 of the 1934 Act or with which the Holder otherwise files reports under Sections 13 and/or 16 of the 1934 Act. In determining the number of Equity Interests of a particular class outstanding at any point in time, the Holder may rely on the number of outstanding Equity Interests of such class as reflected in (x) the Company’s most recent Form 10-K, Form 10-Q, or Form 8-K filed with the Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) a more recent notice by the Company or its transfer agent to the Holder setting forth the number of Equity Interests of such class then outstanding. For any reason at any time, upon written or oral request of the Holder, the Company shall, within one (1) Business Day of such request, confirm orally and in writing to the Holder the number of Equity Interests of any class then outstanding. The provisions of this Section 4.3 shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained. In addition to the beneficial ownership limitations provided in this Note, the sum of the number of shares of Common Stock that may be issued under Transaction Documents shall be limited to 19.99% of the Borrower’s outstanding shares of Common Stock as of the date of this Note (the “Exchange Cap”), while the Common Stock is listed on the Trading Market unless Shareholder Approval is obtained to issue more than the Exchange Cap. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

4.4 Adjustments to Conversion Price and Floor Price.

(a) Until the Note has been paid in full or converted in full except as otherwise provided in this Section 4.4, the Conversion Price and Floor Price shall be subject to adjustment from time to time as follows (but shall not be increased, other than pursuant to Section 4.4(a)(i) hereof):

(i) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, this Note), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price and the Floor Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re classification.

(ii) Pro Rata Distributions. During such time as this Note is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(iii) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) shall be changed to the same or different number of shares or other securities of any class of shares or other property, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 4.4(a)(i) hereof, or a reorganization, merger, consolidation, or sale of assets provided for in Section 4.4(a)(iv) hereof), then, and in each event, an appropriate revision to the Conversion Price and Floor Price shall be made and provisions shall be made (by adjustments of the Conversion Price and Floor Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares or other securities or other property receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(iv) Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 4.4(a)(iv) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(v) Other Events. In the event that the Company shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 4.4 but not expressly provided for by such provisions (including, without limitation, the granting of share appreciation rights, phantom share rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Floor Price and the number of Conversion Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 4.4 will increase the Conversion Price or Floor Price or decrease the number of Conversion Shares as otherwise determined pursuant to this Section 4.4 provided further that if the Holder does not accept such adjustments as appropriately protecting its rights hereunder, then the Board of Directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

(b) No Impairment. The Maker shall not, by amendment of its Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment. In the event the Holder shall elect to convert this Note as provided herein, the Maker cannot refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, violation of an agreement to which the Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of this Note shall have issued and the Maker posts a surety bond for the benefit of the Holder in an amount equal to one hundred percent (100%) of the Principal Amount of the Note the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder (as liquidated damages) in the event it obtains judgment.

(c) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or Floor Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 4.4, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price or Floor Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

(d) Issue Taxes. The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(e) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal to such fractional shares multiplied by the Conversion Price then in effect.

(f) Reservation of Common Stock. The Maker shall at all times while this Note shall be outstanding, keep available out of its authorized Common Stock, the Required Minimum of shares of Common Stock (disregarding for this purpose any and all limitations of any kind on such conversion). If at any time the Maker does not have a sufficient number of authorized shares of Common Stock to satisfy the Required Minimum, the Maker shall obtain, as promptly as practicable and in any event within sixty (60) days after such date, the approval of its stockholders for, and thereafter to effect, an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock to such number as shall be sufficient to satisfy the Required Minimum of Common Stock, including by calling and holding a meeting of its stockholders and soliciting proxies in favor thereof and recommending that its stockholders approve such amendment. If the Maker does not obtain such stockholder approval at such meeting, the Maker shall obtain such approval as soon as possible thereafter, including by calling and holding an additional meeting of its stockholders for such purpose (and soliciting proxies in favor thereof and recommending that its stockholders approve such amendment) following such meeting, and shall thereafter continue to call and hold a meeting of its stockholders for such purpose as soon as possible following each meeting at which such approval is not obtained, until such approval is obtained.

(g) Regulatory Compliance. If any shares of Common Stock for the purpose of conversion of this Note require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, secure such registration, listing or approval, as the case may be.

(h) Effect of Events Prior to the Issuance Date. If the Issuance Date of this Note is after the Closing Date, then, if the Conversion Price, the Floor Price or any other right of the Holder of this Note would have been adjusted or modified by operation of any provision of this Note had this Note been issued on the Closing Date, such adjustment or modification shall be deemed to apply to this Note as of the Issuance Date as if this Note had been issued on the Closing Date.

4.5 Prepayment Following a Change of Control.

(a) Mechanics of Prepayment at Option of Holder in Connection with a Change of Control. No later than fifteen (15) days following the entry by the Company into an agreement for a Change of Control, but in no event prior to the public announcement of such Change of Control, the Maker shall deliver written notice describing the entry into such agreement (“Notice of Change of Control”) to the Holder. Within fifteen (15) days after receipt of a Notice of Change of Control, the Holder may require the Maker to prepay, effective immediately prior to the consummation of such Change of Control, an amount equal to the greater of (x) the Mandatory Default Amount, and (y) the value of the Common Stock into which this Note could then be converted (disregarding any conversion limitation), valued at the per-share consideration payable in such Change of Control, in each case on such date (the “COC Repayment Price”), by delivering written notice thereof (“Notice of Prepayment at Option of Holder Upon Change of Control”) to the Maker.

(b) Payment of COC Repayment Price. Upon the Maker’s receipt of a Notice(s) of Prepayment at Option of Holder Upon Change of Control from the Holder, the Maker shall deliver the COC Repayment Price to the Holder immediately prior to the consummation of the Change of Control; provided that the Holder’s original Note shall have been so delivered to the Maker.

4.6 Inability to Fully Convert.

(a) Holder’s Option if Maker Cannot Fully Convert. If, upon the Maker’s receipt of a Conversion Notice or as otherwise required under this Note, including with respect to repayment of principal in Common Stock as permitted under this Note, the Maker cannot issue Common Stock for any reason, including, without limitation, because the Maker (x) does not have a sufficient number of shares of Common Stock authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Maker or any of its securities from issuing all of the Common Stock which are to be issued to the Holder pursuant to this Note, then the Maker shall issue as many shares of Common Stock as it is able to issue and, with respect to the unconverted portion of this Note or with respect to any shares of Common Stock not timely issued in accordance with this Note, the Holder, solely at Holder’s option, can elect to:

(i) require the Maker to prepay that portion of this Note for which the Maker is unable to issue Common Stock or for which Common Stock was not timely issued (the “Mandatory Prepayment”) at a price equal to the number of shares of Common Stock that the Maker is unable to issue multiplied by the Conversion Price on the date of the Conversion Notice (the “Mandatory Prepayment Price”); provided that an election under this clause (i) shall not be available in the event that the Maker is unable to issue shares of Common Stock solely pursuant to the caps set forth in Section 4.3 above;

(ii) void its Conversion Notice and retain or have returned, as the case may be, this Note that was to be converted pursuant to the Conversion Notice (provided that the Holder’s voiding its Conversion Notice shall not affect the Maker’s obligations to make any payments which have accrued prior to the date of such notice); or

(iii) defer issuance of the applicable Conversion Shares until such time as the Maker can legally issue such shares; provided that the Principal Amount underlying such Conversion Shares shall remain outstanding until the delivery of such Conversion Shares; and provided, further, that if the Holder elects to defer the issuance of the Conversion Shares, it may exercise its rights under either clause (i) or (ii) above at any time prior to the issuance of the Conversion Shares upon two (2) Business Days’ notice to the Maker.

(b) Mechanics of Fulfilling Holder’s Election. The Maker shall immediately send to the Holder, upon receipt of a Conversion Notice from the Holder, which cannot be fully satisfied as described in Section 4.6(a) above, a notice of the Maker’s inability to fully satisfy the Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Maker is unable to fully satisfy the Holder’s Conversion Notice; and (ii) the amount of this Note which cannot be converted. The Holder shall notify the Maker of its election pursuant to Section 4.6(a) above by delivering written notice to the Maker (“Notice in Response to Inability to Convert”).

(c) Payment of Mandatory Prepayment Price. If the Holder shall elect to have its Note prepaid pursuant to Section 4.6(a)(i) above, the Maker shall pay the Mandatory Prepayment Price to the Holder within five (5) Business Days of the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert; provided that prior to the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert the Maker has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Conversion Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Note. If the Maker shall fail to pay the applicable Mandatory Prepayment Price to the Holder on the date that is two (2) Business Days following the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert, in addition to any remedy the Holder may have under this Note, such unpaid amount shall bear interest at the rate of fifteen percent (15%) per month (prorated for partial months) until paid in full. Until the full Mandatory Prepayment Price is paid in full to the Holder, the Holder may (i) void the Mandatory Prepayment with respect to that portion of the Note for which the full Mandatory Prepayment Price has not been paid and (ii) receive back such Note.

(d) No Rights as Shareholder. Except as expressly set forth hereunder, nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder of the Company in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any other rights as a shareholder of the Maker.

4.7 Compensation for Buy-In on Failure to Timely Deliver Conversion Shares. In addition to any other rights available to the Holder, if the Company fails to deliver or cause the Transfer Agent to transmit to the Holder, Conversion Shares or any other shares pursuant to a conversion on or before the Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (a) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Conversion Shares that the Company was required to deliver to the Holder in connection with the conversion at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (b) at the option of the Holder, either reinstate the portion of the Note and equivalent number of Conversion Shares for which such conversion was not honored (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (a) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof.

4.8 Exchange Right.

At any time while this Note is outstanding, the Holder may elect to exchange all or any portion of the outstanding balance of this Note (including principal plus accrued and capitalized PIK Interest) (the “Exchange Amount”) into shares of Series A Convertible Preferred Stock of the Company (the “Series A Preferred”) at a one hundred ten percent (110%) exchange ratio — (e.g. for every US$1.00 of Exchange Amount exchanged, the Holder shall receive US$1.10 of Series A Preferred stated value). The number of shares issuable shall equal (i) the Exchange Amount multiplied by 1.10, divided by (ii) the Stated Value of US$1,000 per share set forth in the Certificate of Designations, rounded up to the nearest whole share. The Series A Preferred shall be issued pursuant to, and shall have the rights, preferences and privileges set forth in, a Certificate of Designations to be filed with the Secretary of State of the State of Delaware (the “Certificate of Designations”). To exercise the exchange right under this Section, the Holder shall deliver to the Maker a written notice (an “Exchange Notice”) specifying the Exchange Amount to be exchanged. Upon receipt of a valid Exchange Notice, the Maker shall, within two (2) Business Days, issue to the Holder the applicable number of shares of Series A Preferred and the Outstanding Principal Amount of this Note shall be reduced by the principal portion of the Exchange Amount so exchanged. Accrued and unpaid PIK Interest included in the Exchange Amount shall be deemed satisfied upon issuance of the Series A Preferred.

4.9 Board Appointment Right.

For so long as any principal amount of this Note remains outstanding, the Holder shall have the right to designate one (1) individual for appointment or election to the Board of Directors (or other governing body) of the Company (the “Holder Designee”). The Company shall take all actions within its power, and the Company’s existing directors and officers shall use their reasonable best efforts, to cause the Holder Designee to be appointed to the Board promptly following the Holder’s written request and, if shareholder approval is required, to nominate and recommend the Holder Designee for election at the next meeting of shareholders (or to obtain such approval by written consent, if permitted). The Company shall not take any action, or omit to take any action, that would frustrate or materially impair the Holder’s rights under this Section.

The Holder may remove and replace the Holder Designee at any time upon written notice to the Company. If the Holder Designee resigns, dies, becomes incapacitated, or otherwise ceases to serve, the Holder shall have the right to designate a replacement, and the Company shall promptly take all actions necessary to appoint or elect such replacement to the Board.

4.10 Registration Rights.

The Company acknowledges that it intends to consummate a financing involving the issuance of Series A Convertible Preferred Stock (the “Series A Financing”), in connection with which the Company and the purchasers of such Series A Convertible Preferred Stock will enter into a Registration Rights Agreement (the “Series A Registration Rights Agreement”). The Company hereby covenants and agrees that, as a condition to the closing of the Series A Financing, it shall cause the Holder, and all shares of Common Stock issuable upon the conversion of this Note (including any shares issuable upon payment of accrued interest in kind, if applicable) (collectively, the “Note Shares”), to be included within the definition of “Registrable Securities” (or equivalent term) under the Series A Registration Rights Agreement. The Holder shall be made a party to, or a beneficiary of, the Series A Registration Rights Agreement and shall be entitled to the same registration rights, including demand registration rights, piggyback registration rights, shelf registration rights (if applicable), indemnification rights, and other rights and protections afforded to the purchasers of the Series A Convertible Preferred Stock with respect to the Note Shares, subject to the same terms, conditions, limitations, and obligations applicable to such purchasers. The Company shall not amend, waive, or otherwise modify the Series A Registration Rights Agreement in a manner that disproportionately and adversely affects the Holder’s rights thereunder without the Holder’s prior written consent.

ARTICLE 5

5.1 Covenants. For so long as this Note is outstanding, without the prior written consent of the Holder:

(a) Compliance with Transaction Documents. The Maker shall comply with its obligations under this Note and the other Transaction Documents.

(b) Payment of Taxes, Etc. The Maker shall promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Maker, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Maker shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Maker will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(c) Corporate Existence. The Maker shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(d) Investment Company Act. The Maker shall conduct its business in a manner so that it will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(e) Prohibited Transactions. The Maker hereby covenants and agrees not to enter into any Prohibited Transactions for so long as this Note remains outstanding.

(f) Negative Pledge. The Maker hereby covenants and agrees not to, without the prior written consent of the Holder, (i) incur or enter into any agreement or arrangement for additional Indebtedness, (ii) enter into any merchant cash advance, factoring or similar arrangement, or (iii) enter into any variable-rate financing, in each case until thirty (30) days after such time as this Note has been converted into Conversion Shares or repaid in full; provided that the foregoing shall not restrict (A) the Company’s existing senior secured facility with Pinnacle Bank; (B) the Series A Convertible Preferred Stock, the exchange of Monroe Street Partners, LP indebtedness, and the related intercreditor and subordination arrangements constituting the second tranche of this financing; or (C) the establishment, entry into, maintenance of, or sales pursuant to an equity line of credit (ELOC), at-the-market offering program (ATM), or any similar equity distribution or equity purchase facility, including any related purchase agreement, sales agreement, registration statement, prospectus supplement, or other documentation, none of which shall require the prior written consent of the Holder. If the Company issues any security on terms more favorable to its holder than this Note while this Note is outstanding, the Holder may elect to apply those more favorable terms to this Note.

(g) Notwithstanding the foregoing, in the event that the parties hereto fail to consummate the issuance of an additional convertible preferred financing in a principal amount of One Million Seven Hundred Fifty Thousand and Zero/100 United States Dollars ($1,750,000.00) on or prior to July 10, 2026, the restrictions set forth in Section 5.1(f) shall automatically terminate and be of no further force or effect, and the Maker shall thereafter be free to seek out or enter into any Indebtedness or other financing arrangement without the prior written consent of the Holder.

ARTICLE 6

6.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for notice shall be as set forth on the signature pages hereto, or to such other address as a party may designate by notice given in accordance with this Section.

6.2 Governing Law. This Note shall be governed by and construed in accordance with the Laws of the State of New York, without reference to principles of conflict of laws or choice of laws. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

6.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

6.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach would be inadequate. Therefore, the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

6.5 Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable and documented attorneys’ fees and expenses.

6.6 Binding Effect; Assignment. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms herein. The Holder shall have the right to assign this Note hereunder without notice to or the consent of the Maker.

6.7 Amendments; Waivers. No provision of this Note may be waived or amended except in a written instrument signed by the Company and the Holder. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.8 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note in violation of securities laws. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

6.9 Jurisdiction; Venue. Any action, proceeding or claim arising out of, or relating in any way to this Note shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The Company and the Holder irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

6.10 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

6.11 Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals or extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b) THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

6.12 Definitions. For the purposes hereof, the following terms shall have the following meanings:

(a) “Closing Price” means the closing price of the Common Stock on the Trading Market on the date of determination.

(b) “Conversion Floor Amount” means an amount equal to the product of (A) the Floor Price, minus (B) the Conversion Price (calculated as if the Floor Price did not exist), multiplied by (C) the number of shares of Common Stock delivered (or to be delivered) to the Holder on the applicable Share Delivery Date with respect to such conversion.

(c) “Conversion Floor Price Condition” means that the Conversion Price would have been less than the Floor Price in the absence of a Floor Price.

(d) “Event Market Price” means, with respect to any Share Combination Event Date, the quotient determined by dividing (x) the sum of the VWAP of the Common Stock for each of the five (5) lowest Trading Days during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the sixteenth (16th) Trading Day after such Share Combination Event Date, divided by (y) five (5). All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction during such period.

(e) “Floor Price” means 20% of the closing price of the Common Stock on the trading day immediately prior to funding, as subject to adjustment as provided herein.

(f) “Indebtedness” means: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) all capital lease obligations that exceed $250,000 in the aggregate outstanding at any time; (d) all obligations or liabilities secured by a lien or encumbrance on any asset of the Maker, irrespective of whether such obligation or liability is assumed; (e) all obligations for the deferred purchase price of assets, other than trade debt and other accounts payable incurred in the ordinary course of business; (f) all synthetic leases; and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person.

(g) “Mandatory Default Amount” means an amount equal to 130% of the Outstanding Principal Amount, accrued interest and all other amounts owing in respect of this Note.

(h) “Outstanding Principal Amount” means, at the time of determination, the Principal Amount outstanding after giving effect to any conversions or prepayments pursuant to the terms hereof.

(i) “Subordination Agreements” means that certain Subordination and Intercreditor Agreement (First-Out / Last-Out), dated on or about the date hereof, by and among the Holder, Monroe Street Partners, LP and the Company (as amended, restated, supplemented or otherwise modified from time to time, the “Monroe Subordination Agreement”) pursuant to which the Holder’s lien is subordinated to Monroe Street Partners, LP, together with that certain intercreditor and subordination agreement among the Holder, Pinnacle Bank, N.A. and the Company (the “Pinnacle Subordination Agreement”), pursuant to which the Holder’s lien is subordinated to Pinnacle Bank, N.A. as the senior secured lender, as amended, restated, supplemented or otherwise modified from time to time.

(j) “Trading Day” means a day on which the Common Stock is traded on a Trading Market.

(k) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (b) if the Common Stock is traded on OTCQB or OTCQX, the volume weighted average sales price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock is then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

(l) “Business Day” means any day other than a Saturday, Sunday or day on which banks in New York, New York are authorized or required by law to close.

(m) “Change of Control” means any transaction or series of related transactions (whether by merger, consolidation, recapitalization, sale or exchange of equity securities, or otherwise) as a result of which (a) any person or “group” (within the meaning of Section 13(d) of the 1934 Act), other than the Holder and its affiliates, becomes the beneficial owner of equity securities of the Maker representing 50% or more of the total voting power of the Maker’s then-outstanding equity securities, or (b) the holders of the Maker’s voting securities immediately prior to such transaction cease to hold 50% or more of the voting power of the surviving or resulting entity immediately after such transaction.

(n) “Closing Date” means the date on which the Consideration is funded to the Maker.

(o) “Material Adverse Effect” means any material adverse effect on (a) the business, assets, operations, condition (financial or otherwise) or results of operations of the Maker, (b) the ability of the Maker to perform its obligations under this Note or the Transaction Documents, or (c) the listing of the Common Stock on the Trading Market or its eligibility for deposit and clearing through The Depository Trust Company.

(p) “Prohibited Transactions” means any issuance or agreement or announcement to issue any equity or equity-linked security (i) at a price that varies or may vary with the market price of the Common Stock, (ii) under any equity line, at-the-market or similar variable-priced facility, or (iii) at an effective price below the Conversion Price then in effect, in each case while this Note is outstanding.

(q) “Required Minimum” means, as of any date, 300% of the maximum number of shares of Common Stock issuable upon conversion of this Note in full (including all accrued and reasonably anticipated PIK Interest through the Maturity Date) at the Floor Price then in effect, in each case without regard to any beneficial ownership or Exchange Cap limitation.

(r) “Trading Market” means the Nasdaq Capital Market (or any successor thereto) or such other national securities exchange or quotation system on which the Common Stock is then listed or quoted.

(s)

[Signature Page Follows]

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

POLAR POWER, INC.

By:	/s/ Arthur Sams
Name:	Arthur Sams
Title:	Chief Executive Officer

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note No. ___ into Series (the “Maker”) according to the conditions hereof, as of the date written below.

Date of Conversion:

Conversion Price:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Conversion Date:

[HOLDER]

By:
Name:
Title:

Address: